Exhibit 10.1

TENDER AND SUPPORT AGREEMENT

This Tender and Support Agreement (this “Agreement”), dated as of July 30, 2022, is entered into by and between NIKOLA CORPORATION, a Delaware corporation (“Parent”), and each of the undersigned stockholders (each, a “Stockholder”) of ROMEO POWER, INC., a Delaware corporation (the “Company”).

WHEREAS, on the terms and subject to the conditions of the Agreement and Plan of Merger and Reorganization (as the same may be amended, supplemented or modified, the “Merger Agreement”), dated as of the date hereof, by and among the Company, Parent and J Purchaser Corp., a Delaware corporation and a direct, wholly owned Subsidiary of Parent (“Purchaser”), which provides, among other things, for Purchaser to commence an exchange offer to acquire all of the outstanding shares of Romeo Common Stock and for the merger of the Company with and into Purchaser, with the Company as the surviving corporation (the “Merger”), upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, as of the date of this Agreement, each Stockholder owns beneficially or of record, and has the power to vote or direct the voting of, certain shares of common stock, par value $0.0001 per share, of the Company (“Romeo Common Stock”); and

WHEREAS, as a condition and inducement for Parent to enter into the Merger Agreement, Parent has required that each Stockholder, severally and not jointly, in its capacity as a stockholder of the Company, and on such Stockholder’s own account with respect to the Shares (as defined below) enter into this Agreement, and each Stockholder has agreed to enter into this Agreement.

NOW THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Definitions. Capitalized terms not defined in this Agreement have the meanings assigned to those terms in the Merger Agreement.

2.

Effectiveness; Termination. This Agreement shall be effective upon execution by all parties hereto. This Agreement, and all obligations, terms and conditions contained herein, shall automatically terminate without any notice or further action required by any person upon the earliest to occur of: (a) the termination of the Merger Agreement in accordance with its terms, (b) the Effective Time, and (c) the occurrence of the End Date. In addition, this Agreement will also terminate with respect to any Stockholder (i) by written consent of such Stockholder and Parent, or (ii) upon written notice from such Stockholder to Parent at any time following the making of any change, by amendment, waiver or other modification to any provision of the Merger Agreement that decreases the Offer Consideration or changes the terms of the Offer or the Merger or changes the form of consideration payable in the Offer or the Merger in a manner that is adverse to the holders of Romeo Common Stock. Notwithstanding the foregoing, this Section 2 and Sections 15 through 22 hereof shall survive any such termination.

3.

Agreement to Tender. Subject to the terms of this Agreement, each Stockholder agrees to tender or cause to be tendered in the Offer all of such Stockholder’s Shares (as defined below) pursuant to and in accordance with the terms of the Offer; provided, however, that a Stockholder shall not be required to (x) exercise any unexercised Romeo Options for the purposes of this Agreement or (y) tender any Shares into the Offer if such tender could cause such Stockholder to incur liability under Section 16(b) of the Exchange Act. Without limiting the generality of the foregoing, as promptly as practicable after, but in no event later than 20 Business Days after, the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of the Offer, each Stockholder shall deliver pursuant to the terms of the Offer (a) a letter of transmittal with respect to all of such Stockholder’s Shares complying with the terms of the Offer, (b) a certificate representing all such Shares that are certificated or, in the case of a book-entry share of any uncertificated Shares, written instructions to such Stockholder’s broker, dealer or other nominee that such Shares be tendered, including a reference to this Agreement, and requesting delivery of an “agent’s message” (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request), and (c) all other documents or instruments required to be delivered by other Company stockholders pursuant to the terms of the Offer. Each Stockholder agrees that, once any of such Stockholder’s Shares are tendered, such Stockholder will not withdraw such Shares from the Offer, unless and until this Agreement shall have terminated with respect to such Stockholder in accordance with Section 2.

4.

Voting Agreement. From the date hereof until the termination of this Agreement in accordance with its terms (the “Support Period”), each Stockholder irrevocably and unconditionally (except as expressly provided herein) hereby agrees that at any meeting (whether annual or special and each postponement, recess, adjournment or continuation thereof) of the Company’s stockholders, however called, and in connection with any written consent of the Company’s stockholders, such Stockholder shall (i) appear at such meeting or otherwise cause all of their Existing Shares (as defined below), and all other Romeo Common Stock over which they have acquired beneficial or record ownership and the power to vote or direct the voting thereof after the date hereof and prior to the applicable record date (together with the Existing Shares, the “Shares”) to be counted as present thereat for purposes of calculating a quorum, and (ii) vote or cause to be voted (including by proxy or written consent, if applicable) all of their Shares: (A) against any action or proposal in favor of any Acquisition Proposal, (B) against any action or proposal that could reasonably be expected to interfere with or delay the timely consummation of the Offer or Merger and (C) against any amendments to the Company’s and its Subsidiaries’ organizational documents if such amendment would reasonably be expected to prevent or delay the consummation of the Closing. Each Stockholder covenants and agrees that, except for this Agreement, they have not entered into, and shall not enter into during the Support Period, any voting agreement or voting trust with respect to their Shares. For the avoidance of doubt, the foregoing voting commitments apply to Romeo Common Stock held by any trust, limited partnership or other entity directly or indirectly over which the applicable Stockholder exercises direct or indirect voting control.

5.

Proxy. Solely with respect to matters described in Section 4, during the Support Period, each Stockholder hereby irrevocably and unconditionally grants to, and appoints, Parent or any designee of Parent as such Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote or cause to be voted (including by proxy or written consent, if applicable) the Shares on the matters described in Section 4; provided that each Stockholder’s grant of the proxy contemplated by this Section 5 shall be effective if, and only if, such Stockholder has not delivered to the Company prior to the meeting at which any of the matters described in Section 4 are to be considered, a duly executed irrevocable proxy card directing that all of their Shares be voted in accordance with Section 4; provided, further, that any grant of such proxy shall only entitle Parent or its designee to vote on the matters specified by Section 4, and each Stockholder shall retain the authority to vote on all other matters. For the avoidance of doubt, nothing herein shall restrict a Stockholder from voting or granting consents or approvals in respect of the Shares for any matters other than those set forth in Section 4. Each Stockholder hereby represents that any proxies heretofore given in respect of their Shares with respect to the matters specified by Section 4, if any, are revocable, and hereby revokes all other proxies. Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 5, if it becomes effective, is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. The parties hereby further affirm that the irrevocable proxy, if it becomes effective, is coupled with an interest and is intended to be irrevocable until the termination of this Agreement, at which time it will terminate automatically. If for any reason any proxy granted herein is not irrevocable and is revoked after it becomes effective, then the Stockholder agrees, until the termination of this Agreement, to vote the Shares in accordance with Section 4, solely with respect to matters set forth in Section 4. The parties agree that the foregoing is a voting agreement.

6.

Transfer Restrictions Prior to the Merger. Except as provided hereunder, each Stockholder hereby agrees that they will not, during the Support Period, without the prior written consent of Parent, encumber, sell, transfer, assign, pledge, give, tender in any tender or exchange offer or similarly dispose of any of their Shares, or any interest therein, including the right to vote any of their Shares, as applicable (a “Transfer”); provided, that a Stockholder may Transfer its Shares (i) for estate planning or philanthropic purposes, (ii) to any member of such Stockholder’s immediate family, (iii) to a trust for the sole benefit of such Stockholder or any member of such Stockholder’s immediate family (i.e., spouse, lineal descendant or antecedent, brother or sister, adopted child or grandchild or the spouse of any child, adopted child, grandchild or adopted grandchild), and (iv) by will or under the laws of intestacy or other similar law upon the death of such Stockholder so long as the transferee, prior to the date of Transfer referenced in clauses (i) – (iv), agrees in a signed writing, reasonably satisfactory in form and substance to Parent, to be bound by and comply with the provisions of this Agreement, or (v) surrender their Shares to the Company in connection with the vesting, settlement or exercise of Romeo RSU and Romeo PSU awards, as applicable, to satisfy any withholding for the payment of taxes incurred in connection with such vesting, settlement or exercise, or, in respect of Romeo Options, the exercise price thereon. Notwithstanding the foregoing, such Stockholder may make Transfers of its Shares as Parent may agree in writing in its sole discretion.

7.

New Securities. During the Support Period, in the event that, (a) any shares of Romeo Common Stock or other equity securities of Company are issued to any Stockholder after the date of this Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or other securities of any other entity in exchange for Company securities owned by the Stockholder, (b) any Stockholder purchases or otherwise acquires beneficial ownership of any shares of Romeo Common Stock or other equity securities of Company or securities of any other entity in exchange for Company securities owned by the Stockholder, after the date of this Agreement, or (c) any Stockholder acquires the right to vote or share in the voting of any Romeo Common Stock or other equity securities of the Company after the date of this Agreement (such Romeo Common Stock or other equity securities of the Company, collectively the “New Securities”), then such New Securities acquired or purchased by the relevant Stockholder shall be subject to the terms of this Agreement to the same extent as if they constituted the Shares as of the date hereof.

8.	Representations of the Parties.

a) Representations of the Stockholder. Each Stockholder represents and warrants, on its own account with respect to the Shares, to Parent as to such Stockholder on a several basis as follows: (a) such Stockholder has full legal right, capacity and authority to execute and deliver this Agreement, to perform such Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby; (b) this Agreement has been duly and validly executed and delivered by such Stockholder and assuming the due authorization, execution and delivery by each of Parent and Purchaser, constitutes a valid and legally binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms, and no other action is necessary to authorize the execution and delivery of this Agreement by such Stockholder or the performance of their obligations hereunder except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, examinership, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (d) such Stockholder beneficially owns, has good and marketable title to, and has the power, authority and legal capacity to enter into, execute and deliver this Agreement and to vote or direct the voting of Romeo Common Stock set forth on Schedule A (the “Existing Shares”); and (e) such Stockholder beneficially owns its Shares free and clear of any proxy, voting restriction, adverse claim or other lien (other than any restrictions under (a) applicable federal or state securities laws, and (b) this Agreement) that would prevent such Stockholder’s performance of its obligations under this Agreement. As used in this Agreement, the terms “beneficial owner,” “beneficially own” and “beneficial ownership” shall have the meaning set forth in Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

b) Representations of Parent. Parent represents and warrants to each Stockholder as follows: (a) Parent has full legal right, capacity and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby; and (b) this Agreement has been duly and validly executed and delivered by Parent and Purchaser and, assuming the due authorization, execution and delivery by the Stockholders, constitutes a legal, valid and binding obligation of each of

Parent and Purchaser, enforceable against each of Parent and Purchaser in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, examinership, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

9.

Non-solicitation. Subject to Section 21, each Stockholder acknowledges and agrees that such Stockholder has received a copy of the Merger Agreement, has read the provisions set forth in Section 5.4 thereof and all related sections and understands the obligations of the directors and officers of the Company thereunder. Notwithstanding anything to the contrary herein, this Agreement shall not restrict the ability of such Stockholder and its respective Representatives to review and discuss with the Company any Acquisition Proposal or Superior Offer, in such Stockholder’s capacity as a director or officer of the Company and in connection with such Stockholder’s exercise of its fiduciary duties, in each case in accordance with Section 5.4 of the Merger Agreement.

10.

Waiver of Appraisal Rights. Each Stockholder hereby irrevocably and unconditionally waives, and agrees not to assert or perfect, any rights of appraisal or rights to dissent from the Merger that such Stockholder may have.

11.

Waiver of Certain Other Actions. Each Stockholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, the Company or Purchaser or any of their respective successors (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the Merger Agreement, this Agreement or the transactions contemplated thereby or hereby.

12.

Publicity. Subject to Section 21, each Stockholder hereby authorizes Parent and the Company to publish and disclose in any announcement or disclosure in connection with the Merger, including in any filing with any Governmental Authority made in connection with the Merger or the Offer, such Stockholder’s identity and ownership of their Shares and the nature of such Stockholder’s obligations under this Agreement. Each Stockholder agrees to notify Parent as promptly as reasonably practicable of any inaccuracies or omissions in any information relating to such Stockholder that is so published or disclosed.

13.

Entire Agreement. This Agreement and the Merger Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than, with respect to any employment agreement between such Stockholder and the Company, Parent or their respective affiliates. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person not a party to this Agreement any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Parent acknowledges and agrees that, except as expressly provided herein, nothing in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the applicable Stockholder, and Parent shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct such Stockholder in the voting of any of the Shares, except as otherwise expressly provided herein. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or other like relationship between the parties.

14.	Assignment. This Agreement shall not be assigned by operation of law or otherwise and shall be binding upon and inure solely to the benefit of each party hereto.

15.

Specific Enforcement. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and accordingly (a) the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specific performance of the terms hereof, in each case only in the state courts of the Delaware Court of Chancery, any other court of the State of Delaware or any federal court sitting in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity, (b) the parties waive any requirement for the securing or posting of any bond in connection with the obtaining of any specific performance or injunctive relief and (c) the parties will waive, in any action for specific performance, the defense of adequacy of a remedy at law.

16.	Governing Law and Enforceability. Section 9.5 of the Merger Agreement is incorporated by reference herein, mutatis mutandis, to apply with full force to any disputes arising under this Agreement.

17.

Notice. All notices and other communications hereunder shall be in writing and shall be deemed given (a) upon personal delivery to the party to be notified; (b) when received when sent by email or facsimile by the party to be notified; provided, that notice given by email or facsimile shall not be effective unless either (i) a duplicate copy of such email or fax notice is promptly given by one of the other methods described in this Section 17 or (ii) the receiving party delivers a written confirmation of receipt for such notice either by email or fax or any other method described in this Section 17; or (c) when delivered by a courier (with confirmation of delivery); if to a Stockholder, to the address set forth with respect to such Stockholder in Schedule A hereto, and if to Parent, to the address set forth in Section 9.8 of the Merger Agreement.

18.

Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

19.

Amendments; Waivers. At any time prior to a termination of this Agreement pursuant to Section 2, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, (a) in the case of an amendment, by Parent and each Stockholder, and (b) in the case of a waiver, by the party against whom the waiver is to be effective. Notwithstanding the foregoing, no failure or delay by any party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

20.

Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

21.

No Representative Capacity. Notwithstanding anything to the contrary herein, this Agreement applies solely to each Stockholder in their individual capacity as a stockholder, and, to the extent the Stockholder serves as a member of the board of directors or officer of the Company or as a fiduciary for others, nothing in this Agreement shall limit or affect any actions or omissions taken by a Stockholder in such Stockholder’s capacity as a director or officer or as a fiduciary for others, including in exercising rights under the Merger Agreement, and no such actions or omissions shall be deemed a breach of this Agreement or shall be construed to prohibit, limit or restrict a Stockholder from discharging such Stockholder’s duties as a director or officer or as a fiduciary for others.

22.

Stockholder Obligation Several and Not Joint. The obligations of each Stockholder hereunder shall be several and not joint, and no Stockholder shall be liable for any breach of the terms of this Agreement by any other Stockholder.

23.

Counterparts. The parties may execute this Agreement in one or more counterparts, including by facsimile or other electronic signature. All the counterparts will be construed together and will constitute one Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

NIKOLA CORPORATION

By:	/s/ Kim Brady
Name: Kim Brady
Title: Chief Financial Officer

[Signature Page to Tender and Support Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

STOCKHOLDERS:

/s/ Susan Brennan
Susan Brennan

/s/ Kerry Shiba
Kerry Shiba

/s/ Robert S. Mancini
Robert S. Mancini

/s/ Philip Kassin
Philip Kassin

/s/ Donald S. Gottwald
Donald S. Gottwald

/s/ Timothy E. Stuart
Timothy E. Stuart

/s/ Paul S. Williams
Paul S. Williams

/s/ Lauren Webb
Lauren Webb

/s/ Laurene Horiszny
Laurene Horiszny

[Signature Page to Tender and Support Agreement]

SCHEDULE A

Stockholder Information